CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement ("Agreement") dated January 2, 2005, is made by and between Kal Matharu of Box 75092 Dar as Salaam, Tanzania, Africa ("the Consultant:) and Douglas Lake Minerals Inc. a Nevada corporation ("the Client") having a place of business at 520, 470 Granville Street, Vancouver, British Columbia, Canada V6C 1V5 (collectively "the parties").

WHEREAS, the Client is a publicly held corporation with its common stock trading on the Over the Counter Bulletin Board under the ticker symbol "DKLM' and desires to further develop its business in Tanzania.

WHEREAS, the Consultant has extensive background in the area of Project Management Consulting and Advisory Services in Tanzania; and

WHEREAS, the Client desires to engage the Consultant to provide information, evaluation and consulting services in the Consultant's area of knowledge and expertise on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of those services the Consultant provides to the Client, the Parties agree as follows:

1. Services of Consultant.
The Consultant agrees to perform for the Client all necessary services required in providing Project Management and Advisory Services for the Client as required, to include, but not be limited to:

(a) Development of strategic alliances;

(b) Advice and source mineral properties, liaison with government officials, mining professionals and associated public bodies:

(c) assist in day to day management and administration of concessions under company exploration and or mining programs

The services to be provided by the Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for the Client's securities.

2. Consideration.
The Client agrees to pay the Consultant, as its fee and as consideration for services provided $10,000 USD gross per month, payable on the 15th of each month.

3. Competition.

Without the prior consent of the Directors, the Consultant shall not, during the term of this Agreement, directly engage in any business which is competitive with that of the Client or its subsidiaries or accept employment with or render services to a competitor or take any other action inconsistent with the fiduciary relationship of a senior executive officer to his corporation.

If the Directors shall find that the Consultant is engaging in such competitive or inconsistent or conflicting activity, the Consultant shall be so advised in writing, and shall thereafter discontinue such activity within two (2) days of such notice, unless such time shall be extended by the Directors, and the Consultant shall, within such two (2) day period (or as the same may be extended by the Directors) certify in writing to the Directors that he has discontinued such activity. Failure by the Consultant to terminate the activities which are the subject of such notice as herein provided shall be grounds for dismissal of the Consultant for cause by the Directors.

4. Indemnification.
(a) Client.
The Client agrees to indemnify, defend and hold harmless the Consultant, its directors, officers, employees, attorneys and agents and to defend any action brought against the parties with respect to any and all claims, demands, causes of action, debts or liabilities, including reasonable attorney's fees arising out of work performed under this Agreement.

(b) Consultant
The Consultant agrees to indemnify, defend, and shall hold harmless the Client, its directors, officers, employees, attorneys and agents and defend any action brought against them with respect to any claim, demand,

cause of action, debt, liability, including reasonable attorneys fees, to the extent that such an action arises out of the gross negligence or willful misconduct of the Consultant.

(c) Notice
In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

5. Limitation of Liability
The Consultant shall have no liability with respect to the Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental or punitive damages even if the Consultant has been advised of the possibility of such damages. In any event, the liability of the Consultant to the Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed 10% of the fee paid by the Client to the Consultant for the specific service provided that is in question.

6. Termination and Renewal

(a) Term
This Agreement shall become effective on January 2nd, 2005, and terminate January 1st., 2007. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b) Termination
Either Party may terminate this Agreement on 30 calendar days' written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement and shall be subject to such damages as may be

allowed by law including all attorneys fees and costs of enforcing this Agreement.

(c) Termination and Payment
Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.

7. Miscellaneous
(a) Independent Contractor
This Agreement establishes an "independent contractor" relationship between the Consultant and Client.

(b) Rights Cumulative; Waivers
The rights of each of the Parties under this Agreement are cumulative. The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c) Benefit: Successors Bound

The rights and obligations of the Client under this Agreement shall enure to the benefit of and be binding upon the successors or assigns of the Client.

The Client will require any successor (whether direct or indirect, by purchase, amalgamation, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Client would be required to perform it if no such succession had taken place provided that, if the Consultant agrees, an express agreement may not be required if such results by operation of law. Failure of the Client to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Consultant to compensation from the Client in the same amount and on the same terms as the Consultant would be entitled

hereunder as if such succession had not occurred except that, for purposes of implementing the foregoing, the date of which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Client" shall mean the Client as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph or

which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(d) Entire Agreement
This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied between them with respect to this Agreement or the matters described in this Agreement, except as set forth in the Agreements. Any such negotiations, promises or understandings shall not be used to interpret or constitute this Agreement.

(e) Assignment
Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either Party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f) Amendment
This Agreement may be amended only by an instrument in writing executed by both the Parties hereto.

(g) Severability
Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and so severed or modified, this Agreement shall continue in full force and effect.

(h) Section Headings
The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Construction
Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j) Further Assurances
In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k) Notices
Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. Canadian Post postage prepaid or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

Douglas Lake Minerals Inc.
520, 470 Granville Street,
Vancouver, British Columbia
CANADA V6C 1V5

To Consultant:

Kal Matharu
Box 75092
Dar as Salaam
Tanzania
Africa

(l) Governing Law
This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia, Canada.

(m) Consents
The person signing this Agreement on behalf of each party hereby represents and warrants that he had the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n) Survival of Provisions
The provisions(s) contained in paragraph(s) e of this Agreement shall survive the termination of this Agreement.

(o) Execution in Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute on e and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

Douglas Lake Minerals Inc.

Laurence Stephenson - President/CEO

The Consultant:

Kal Matharu